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                                                                    EXHIBIT 4(a)


                                 NOVACARE, INC.

                             1986 Stock Option Plan
                         (as amended October 31, 1996)


                 1. Purposes of Plan. The purposes of this Plan, which shall be known as the 1986 Stock Option Plan and is hereinafter referred to as the "Plan", are (i) to provide incentives for key employees of NovaCare, Inc. (the "Company") and its subsidiary or parent corporations (within the respective meanings of Section 425(f) and 425(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and referred to herein as "Subsidiary" and "Parent", respectively) by encouraging their ownership of the common stock, $.01 par value, of the Company (the "Stock") and (ii) to aid the Company in retaining such key employees, upon whose efforts the Company's success and future growth depends, and attracting other such employees.

                 2. Administration. The Plan shall be administered by the Stock Option Committee (the "Committee") of the Board of Directors, as hereinafter provided. For purposes of administration, the Committee, subject to the
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terms of the Plan, shall have plenary authority to establish such rules and regulations, make such determinations and interpretations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including Optionees (as hereinafter defined) and their legal representatives and beneficiaries.

                 The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. Unless otherwise determined by the Board of Directors, no member of the Board of Directors who serves on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be as effective as if it had been made by a majority vote at a
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meeting duly called and held.  The Committee may appoint a secretary (who need not be a member of the Committee). No member of the Committee shall be liable for any act or omission with respect to his service on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company. Service on the Committee shall constitute service as a director of the Company for all purposes.

                 3. Stock Available for Options. There shall be available for options under the Plan a total of 5,800,000 shares of Stock, subject to any adjustments which may be made pursuant to Section 5(f). Shares of Stock used for purposes of the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall be available for further options hereunder.

                 4. Eligibility. Options under the Plan may be granted to key employees of the Company or any Subsidiary or Parent, including officers or directors of the Company or any Subsidiary or Parent. Options may be granted to





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eligible employees whether or not they hold or have held options previously granted under the Plan or otherwise granted or assumed by the Company. In selecting employees for options, the Committee may take into consideration any factors it may deem relevant, including its estimate of the employee's present and potential contributions to the success of the Company and its Subsidiaries. Service as a director or officer of the Company or any Parent or Subsidiary shall be considered employment for purposes of the Plan. In the event the Company becomes obligated to grant options, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired company or a company with which the Company combines, options may be granted to a non-continuing director of such acquired or combining company who does not become an employee or director of the Company or any Subsidiary or Parent.

                 5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe the terms and conditions of the options to be granted hereunder, which





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terms and conditions need not be the same in each case, subject to the following:

                          (a)     Option Price.  Except in the case of an
option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the price at which each share of Stock covered by an option granted under the Plan may be purchased shall be determined by the Committee and shall not be less than the market value per share of Stock on the date of grant of an option as determined pursuant to Section 5(c). The date of the grant of an option shall be the date specified by the Committee in its grant of the option.

                          (b)     Option Period.  The period for exercise of an
option shall in no event be more than ten years from the date of grant.
Options may, in the discretion of the Committee, be made exercisable in installments during the option period. Any shares not purchased on any applicable installment date may be purchased thereafter at any time before the expiration of the option period.





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                          (c)     Exercise of Options.  In order to exercise an
option, the holder thereof (the "Optionee") shall deliver to the Company written notice specifying the number of shares of Stock to be purchased, together with cash or a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor; provided that, for the purpose of assisting an Optionee to exercise an option, the Company may make loans to the Optionee or guarantee loans made by third parties to the Optionee, on such terms and conditions as the Board of Directors may authorize; and provided further that such purchase price may be paid in shares of Stock owned by the Optionee having a market value on the date of exercise equal to the aggregate purchase price, or in a combination of cash and Stock. For purposes of the Plan, the market value per share of Stock shall be the last sale price regular way on the date of reference, or, in case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Stock is listed or admitted to trading, or if the Stock is not listed





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or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable, or if there are no such prices reported on NASDAQ on such date, as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by the Committee in accordance with the regulations promulgated under Section 2031 of the Code, or by any other appropriate method selected by the Committee. If the Optionee so requests, shares of Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall have none of the rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than ten shares of Stock, or the





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number of shares of Stock remaining subject to such option, whichever is smaller.

                          (d)     Effect of Termination of Employment.  An
option may not be exercised after the Optionee has ceased to be in the full-time employ of the Company or any Subsidiary or Parent, except in the following circumstances:

                (i) If the Optionee's employment is terminated by action of his employer, or by reason of disability or retirement under any retirement plan maintained by the Company or any Subsidiary or Parent, the option may be exercised by the Optionee within three months after such termination, but only as to any shares exercisable on the date the Optionee's employment so terminates;

               (ii) In the event of the death of the Optionee during the three month period after termination of employment covered by (i) above, the person or persons to whom his rights are transferred by will or the laws of descent and distribution shall have a period of one year from





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       the date of his death to exercise any options which were exercisable by the Optionee at the time of his death;

              (iii) In the event of the death of the Optionee while employed, the option shall thereupon become exercisable in full, and the person or persons to whom the Optionee's rights are transferred by will or the laws of descent and distribution shall have a period of one year from the date of the Optionee's death to exercise such option. The provisions of the foregoing sentence shall apply to any outstanding options which are incentive stock options to the extent permitted by
       Section 422A(b)(7) of the Code and such outstanding options in excess thereof shall, immediately upon the occurrence of the event described in the foregoing sentence, be treated for all purposes of the plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence.





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               (iv)     If the Optionee is not an employee or director of the
       Company or any Subsidiary or Parent and is a non-continuing director of a company acquired by the Company or with which the Company has combined and the Company has become obligated to grant options to such Optionee as a result of such acquisition or combination.

               In no event shall any option be exercisable more than ten years from the date of grant thereof. Nothing in the Plan or in any option granted pursuant to the Plan (in the absence of an express provision to the contrary) shall confer on any individual any right to continue in the employ of the Company or any Subsidiary or Parent or interfere in any way with the right of the Company to terminate his employment at any time.

                        (e) Nontransferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or the laws of descent and distribution.





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                        (f)     Adjustments for Change in Stock Subject to Plan
and Other Events. In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, (i) except as provided in (ii) below, the Committee shall make such adjustments, if any, as it deems appropriate in the number and kind of shares subject to the Plan, in the number and kind of shares covered by outstanding options, or in the option price per share, or both and (ii) the Board of Directors of the Company shall make such adjustments, if any, as it deems appropriate in the maximum number of shares which may be subject to options granted to all directors of the Company and in the maximum number of shares which may be subject to options granted to each director, in each case pursuant to Section 5(i), in the number and kind of shares covered by outstanding options, or in the option price per share, or both, with respect to options held by directors of the Company.

               In connection with any merger or consolidation in which the Company is not the surviving corporation or any





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sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, all outstanding options granted to any Optionee on or before December 31, 1989 or to a Director during the period of his directorship at any time before or after December 31, 1989 shall become exercisable in full, notwithstanding any other provision of the Plan or of any such outstanding options granted thereunder, on and after (i) the fifteenth day prior to the effective date of such merger, consolidation, sale, transfer, acquisition or change in control or (ii) the date of commencement of such tender offer or exchange offer, as the case may be. The Committee may, in its sole discretion determine that certain other options granted after December 31, 1989 shall become exercisable in full under such circumstances determined by the Committee. The provisions of this paragraph shall apply to any outstanding options which are incentive stock options to the extent permitted by Section 422A(b)(7) of the Code and such outstanding options in excess thereof shall,





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immediately upon the occurrence of the event described in clause (i) or (ii) of the foregoing sentence, be treated for all purposes of the Plan as nonstatutory stock options and shall be immediately exercisable as such as provided in the foregoing sentence. Notwithstanding the foregoing, in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(b), 5(d) and 5(i)(2).

                        (g) Registration, Listing and Qualification of Shares of Stock. Each option shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the shares of Stock covered thereby upon any securities exchange or under any federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The





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Company may require that any person exercising an option shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.

                        (h) Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

                        (i) Terms and Conditions of Options Granted to Directors. Notwithstanding any provision contained in this Plan to the contrary, in the event that the Board of Directors shall determine to authorize grants of options to members of the Committee pursuant to Section 2, then, the terms and conditions of options granted under the Plan to any director of the Company shall be as follows:

               (1) The price at which each share of Stock subject to an option may be purchased shall, subject to any adjustments which may be made pursuant to Section 5(f), in no event be less than the market value per share of Stock on the date of grant, and provided further that in the event





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the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant securities possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the price per share shall not be less than 110% of the market value per share of Stock on the date of grant.

       (2) The option may be exercised to purchase shares of Stock covered by the option:

               A.       in accordance with the following schedule:

                                                           Cumulative Percentage of Aggregate Number of
                                                           Shares of Stock Covered by Option Which May
                     Exercise Period                       be Purchased
                     ---------------                       -------------------------------------------
 Within 1st year from date
      of grant.....................                                                  0%


 Beginning one year from date
      of grant.....................                                             33-1/3%


 Beginning two years from date
      of grant.....................                                             66-2/3%


 Beginning three years from date
      of grant.....................                                                100%





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less, in the case of each exercise period, the number of shares of Stock, if any, previously purchased under the option; or

               B. in accordance with a price-triggered vesting schedule that permits exercise of specific increments of options upon achievement of identified target prices above the exercise price in accordance with the terms of similar options approved within ninety days prior to the Directors' option grant date by the Stock Option Committee for members of the Company's management.

                        Any option granted under this subparagraph (i)(2) shall terminate and no shares of Stock may be purchased thereunder more than ten years after the date of grant, provided that if the option is intended to be an incentive stock option pursuant to Section 6 and the Optionee owns on the date of grant stock possessing more than 10% of the total combined voting power of all classes of securities of the Company or of any Parent or Subsidiary, the Option shall not be exercisable after the fifth anniversary of the date of grant.





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               (3)      The maximum number of shares of Stock which may be
subject to options granted to all directors pursuant the Plan shall be 1,750,000 shares in the aggregate and the maximum number of shares of Stock which may be subject to options granted to any director pursuant to the Plan (including any options granted under the Plan to a director in his position as an officer or employee of the Company) shall be 500,000 shares.

               6. Provisions Applicable to Incentive Stock Options. The Committee may, in its discretion, grant options under the Plan to eligible employees which constitute "incentive stock options" (within the meaning of Section 422A(b) of the Code), provided, however, that (a) no such incentive stock options granted before January 1, 1987 shall (i) be exercisable while there is "outstanding" (within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954) any incentive stock option previously granted to the holder thereof to purchase Stock of the Company, or of any Parent or Subsidiary, or of any predecessor of any such corporations, or (ii) cover a number of shares in excess of the maximum number of shares





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permitted to be covered pursuant to the provisions of Section 422A(b)(8) of the
Internal Revenue Code of 1954, (b) the aggregate fair market value of the Stock with respect to which incentive stock options granted after 1986 are exercisable for the first time by the Optionee during any calendar year shall not exceed the limitation set forth in Section 422A(b)(7) of the Code, and provided further that Section 5(d)(ii) hereof shall not apply to any incentive stock option.

               7. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, December 31, 1996; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan; provided, however, that, except as contemplated in Section 5(f), the Board of Directors shall not, without approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to amend the Plan is voted upon, (i) increase the maximum number of shares of Stock for





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which options may be granted under the Plan, (ii) change the minimum option prices, (iii) extend the period during which options may be granted or exercised, or (iv) except as otherwise provided in the Plan, amend the requirements as to the class of employees eligible to receive options. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee under any option held by such Optionee.

               8. Effectiveness of Plan. The Plan will not be made effective unless approved by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders duly called and held for such purpose, and no option granted hereunder shall be exercisable prior to such approval.

               9. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not by way of limitation, the right of the Company to grant or assume options for proper corporate purposes other than under the Plan with respect to any employee or other person, firm, corporation or association.





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        10.     REPRICING.      The Board of Directors shall not, without
approval by a majority of the votes cast by the stockholders of the Company at a meeting of stockholders at which a proposal to reprice options is voted upon, adjust or amend the exercise price of stock options previously awarded under the Plan, whether through amendment, cancellation or replacement grants or any other means.